UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF THE

 SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

August 1, 2013

Rosetta Stone Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34283	043837082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1919 North Lynn St., 7th Fl., Arlington, Virginia 22209

(Address of principal executive offices, including zip code)

800-788-0822

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                        Other Events.

On August 1, 2013, the parties closed the merger agreed to on July 24, 2013, pursuant to an Agreement and Plan of Merger (the “Agreement”), among Rosetta Stone Ltd. (“Rosetta Stone”), a wholly-owned subsidiary of Rosetta Stone Inc., Emerson Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Rosetta Stone (the “Merger Subsidiary”), Lexia Learning Systems, Inc. (“Lexia”), and Robert B. Lemire, solely in his capacity as agent for the stockholders of Lexia.  Pursuant to the Agreement, Rosetta Stone agreed to acquire all of the outstanding shares of Lexia for approximately $22.5 million through the merger of Lexia with the Merger Subsidiary, upon which time, the separate corporate existence of the Merger Subsidiary would cease and Lexia would continue as the surviving corporation and become a wholly-owned subsidiary of Rosetta Stone.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2013

	By:	/s/ Michael C. Wu
		Name:	Michael C. Wu
		Title:	General Counsel and Secretary